Exhibit 99.1

Ingles Markets, Inc. Contact: Pat Jackson, Chief Financial Officer pjackson@ingles-markets.com (828) 669-2941 (Ext. 223)	October 29, 2024 For Immediate Release

Ingles Markets, Incorporated Reports Second Update

on the Impact of Hurricane Helene

ASHEVILLE, N.C. - Ingles Markets, Incorporated (NASDAQ: IMKTA) today announced improvements since Hurricane Helene impacted the operation of both the company’s stores and its distribution center. Of our 198 stores, 194 stores are currently open. Four of our stores sustained damage due to flooding and winds and are temporarily closed. We expect all four to reopen over the next three to nine months. Our distribution center is fully operational and has returned to normal operations.

We have currently estimated that the financial impact of inventory and property loss will be between $35 and $55 million, for which we expect between $10 to $15 million of insurance reimbursement, and such impact will be included in our results of operations for our fiscal quarter and year ended September 28, 2024. Due to the complexity and preliminary nature of the information currently available to us, the ultimate financial impact of inventory and property loss may differ materially from our current estimates, which are subject to uncertainties, including those identified below in our Cautionary Note Regarding Forward-Looking Statements.

Our thoughts are with everyone impacted in our communities who lost lives, loved ones, homes and access to basic necessities. We are proud to see our hard-working associates come together with neighbors and local resources to continue the Ingles commitment of serving our customers and communities.

About Ingles Markets, Incorporated

Ingles Markets, Incorporated is a leading grocer with operations in six southeastern states. Headquartered in Asheville, North Carolina, the Company operates 198 supermarkets. In conjunction with its supermarket operations, the Company operates neighborhood shopping centers, most of which contain an Ingles supermarket. The Company also owns a fluid dairy facility that supplies Ingles supermarkets and unaffiliated customers. To learn more about Ingles Markets visit ingles-markets.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, our expected financial and operational results and the related assumptions underlying our expected results. These forward-looking statements are distinguished by use of words such as “anticipate,” “aim,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and the negative of these terms, and similar references to future periods. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to, among other things: business and economic conditions generally in the Company’s operating area, including inflation or deflation; shortages of labor, distribution capacity, and some product shortages; inflation in food, labor and gasoline prices; the impact of weather-related events and natural disasters; the Company’s ability to successfully implement our expansion and operating strategies; pricing pressures and other competitive factors, including online-based procurement of products the Company sells; sudden or significant changes in the availability of gasoline and retail gasoline prices; the maturation of new and expanded stores; general concerns about food safety; the Company’s ability to manage technology and data security; the availability and terms of financing; and increases in costs, including food, utilities, labor and other goods and services significant to the Company’s operations. Detailed information about these factors and additional important factors can be found in the documents that the Company files with the Securities and Exchange Commission, such as Form 10-K, Form 10-Q and Form 8-K. Forward-looking statements speak only as of the date the statements were made. The Company does not undertake an obligation to update forward-looking information, except to the extent required by applicable law.